EXHIBIT 21.1

                       LIST OF SUBSIDIARIES OF THE COMPANY


Name of Subsidiary                               State of Incorporation
------------------                               ----------------------

Analytical Biosystems Corporation                Delaware

NTBM Billing Services, Inc.                      Delaware